UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – July 21, 2017

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 21, 2017, Oncor Electric Delivery Company LLC (“Oncor”) entered into an Agreement and Plan of Merger (the “Agreement”) by and among Sharyland Distribution & Transmission Services, L.L.C., a Texas limited liability company (“SDTS”), Sharyland Utilities, L.P., a Texas limited partnership (“SU”), SU AssetCo, L.L.C., a Texas limited liability company and wholly owned subsidiary of SU (“SU AssetCo”), Oncor, and Oncor AssetCo LLC, a Texas limited liability company and wholly owned subsidiary of Oncor (“Oncor AssetCo”). Additionally, the Agreement provides that SDTS will form a new, wholly owned subsidiary to be named SDTS AssetCo, L.L.C., which will be a Texas limited liability company (“SDTS AssetCo”) and which will enter into the Agreement prior to the closing of the transactions provided for in the Agreement.

The Agreement provides that pursuant to separate mergers (the “Mergers”), (i) Oncor will receive certain of the electricity distribution-related assets and liabilities of SDTS and SU (constituting substantially all of the electricity distribution business of SDTS and SU) (collectively, the “Distribution Assets” and the portion held by SDTS, the “SDTS Assets”), (ii) SDTS will receive portions of certain of Oncor’s electricity transmission-related assets and liabilities (the “Oncor Assets”) and cash, and (iii) SU will receive cash. The Oncor Assets are currently contemplated to consist of approximately 258 miles of transmission lines and their related assets. Oncor currently operates more than 122,000 miles of transmission and distribution lines. The transaction for assets between Oncor and SDTS is structured to qualify, in part, as a simultaneous tax deferred like kind exchange of assets to the extent that the assets exchanged are of “like kind” (within the meaning of Section 1031 of the Internal Revenue Code).

The actual assets exchanged and cash received pursuant to the Mergers is expected to change based on the difference between the current net book value of the Oncor Assets and/or the Distribution Assets and their actual net book value as of closing, as provided in the Agreement. To the extent of any such difference, (i) Oncor may reduce transmission lines and/or contribute different assets, and/or (ii) a party allocated a higher net book value of assets will settle the difference with cash. The current net book value of the Oncor Assets is approximately $380 million and of the SDTS Assets approximately $401 million (each after taking into account working capital adjustments based on amounts as of the date of the Agreement). Based on current net book values, Oncor would owe SDTS approximately $21 million in cash and SU approximately $4 million in cash. While these amounts are expected to change, Oncor does not expect its cash obligations to be material to it.

The Agreement contains customary representations, warranties, covenants, indemnities and termination provisions. The Agreement further provides, among other items, that no later than fourteen days after the date of the Agreement, the parties will submit the following filings or approval requests to the Public Utility Commission of Texas (“PUCT”):

(i) a proposed conditional dismissal of SU and SDTS’s pending rate proceeding on terms set forth in the Agreement or that are otherwise acceptable to SU and SDTS, in their sole discretion, including a date certain for SU and SDTS to file their next rate case;

(ii) a proposed conditional settlement or resolution of Oncor’s pending rate proceeding on terms set forth in the Agreement or that are otherwise acceptable to Oncor, in its sole discretion; and

(iii) a single integrated Joint Application for Sale, Transfer or Merger and other necessary approvals required to effect the Mergers, which application will contain the terms, undertakings and provisions described in the Agreement.

The closing of the transactions contemplated by the Agreement is also subject to the satisfaction of customary conditions, including SDTS’s receipt of consent from the holders of certain of its indebtedness and the satisfaction of certain regulatory conditions set forth in the Agreement (the “Regulatory Conditions”). In addition, closing is subject to the entry by the court in the EFH Corp. and Energy Future Intermediate Holding Company LLC (“EFIH”) bankruptcy proceedings of an order approving the consent by EFIH to Oncor’s entry into the Agreement. EFH Corp. and EFIH have consented to Oncor’s entry into the Agreement subject to such court approval. The closing of the transactions contemplated by the Agreement is also subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Among other customary termination rights, the Agreement may be terminated by SDTS, SU or Oncor, if the closing does not occur within 240 days after the date of the Agreement; provided, however, that if the Regulatory Conditions have not been satisfied by such date, SDTS, SU or Oncor may extend such date by no more than the lesser of (i) 90 days or (ii) 45 days following receipt of the necessary approval of the Regulatory Conditions by the PUCT.

The foregoing discussion of the terms of the Agreement is qualified in its entirety by reference to the full text thereof filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 REGULATION FD DISCLOSURE.

Rate Review Settlement

On March 17, 2017, Oncor filed a rate review with the PUCT and original jurisdiction cities in its service territories in PUCT Docket No. 46957. In connection with Oncor’s entry into the Agreement, on July 21, 2017, Oncor and certain parties to Oncor’s rate review agreed to a settlement of that rate review. The stipulation setting forth the terms of that settlement (the “Settlement Stipulation”) provides for new rates to take effect on November 27, 2017, contingent upon the closing of the transactions contemplated by the Agreement. The form of the Settlement Stipulation is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

STM Stipulation

The Agreement requires that SDTS, Sharyland and Oncor file with the PUCT a joint application for sale, transfer, or merger (the “STM Application”) with respect to the transactions contemplated by the Agreement no later than August 4, 2017. Concurrently with the execution of the Agreement, SDTS, Sharyland and Oncor entered into an agreement with key parties to Oncor’s rate review and parties to SDTS and Sharyland’s pending rate case (the “STM Stipulation”) that provides, among other things, that all of the signatories to the STM Stipulation resolve all issues among them related to the STM Application and request approval by the PUCT of the transactions contemplated by the Agreement and the entry of an order that reflects various regulatory findings and determinations in connection therewith. The STM Stipulation is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of Oncor under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibits are included herewith:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated July 21, 2017, among Sharyland Distribution & Transmission Services, L.L.C., Sharyland Utilities, L.P., SU AssetCo, L.L.C., Oncor Electric Delivery Company LLC and Oncor AssetCo LLC.*

*       Certain schedules and attachments referenced in the Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and attachment will be furnished supplementally to the SEC upon request.

99.1	Form of Stipulation in PUCT Docket No. 46957.

99.2	Stipulation and Settlement Agreement Regarding STM Application.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

/s/ David M. Davis
Name: David M. Davis Title: Senior Vice President and Chief Financial Officer

Dated: July 24, 2017

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated July 21, 2017, among Sharyland Distribution & Transmission Services, L.L.C., Sharyland Utilities, L.P., SU AssetCo, L.L.C., Oncor Electric Delivery Company LLC and Oncor AssetCo LLC.*

*       Certain schedules and attachments referenced in the Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and attachment will be furnished supplementally to the SEC upon request.

99.1	Form of Stipulation in PUCT Docket No. 46957.

99.2	Stipulation and Settlement Agreement Regarding STM Application.